UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 31, 2017, First Capital Real Estate Trust Incorporated together with its operating partnership, First Capital Real Estate Operating Partnership, L.P. (collectively, the “Company”), entered into an interest contribution agreement (the “Agreement”) with PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”) and with a wholly owned, newly formed subsidiary of PhotoMedex. Pursuant to the Agreement, the Company is obligated or has an option to contribute to the PhotoMedex subsidiary its fee title interests in certain real estate properties (or its interests in entities which have or expect to acquire rights to such properties) in a series of installments by no later than December 31, 2017, subject to the satisfaction of certain conditions set forth in the Agreement. In exchange for these interests, PhotoMedex is obligated to issue shares of its common stock (“Common Stock”) and newly designated Series A Convertible Preferred Stock (“Preferred Stock”), as described below.

First Contribution

In the first contribution installment, which is expected to close on or about May 17, 2017, the Company has agreed to transfer to PhotoMedex its interests in four vacant land sites located in Atwater and Merced, California intended for development into gas stations, and its interests in a single family residential development located in Los Lunas, New Mexico. The Company currently has a 6% interest in the entity which owns the residential development, and expects to acquire an additional 11.9% interest prior to the closing date of the first contribution. The residential development consists of 251, non-contiguous, single family residential lots and a 10,000 square foot club house. Of the residential lots, 37 lots have been finished, and the remaining 214 are platted and engineered lots.

In consideration for such transfers, the Company will receive Common Stock and Preferred Stock of PhotoMedex having a value of $10 million. The number of shares will be determined by dividing the $10 million value of that contribution by a specified per share value, which will represent a 7.5% premium above the volume-weighted average price of all on-exchange transactions in the Common Stock executed on NASDAQ Stock Market (“NASDAQ”) during the 43 NASDAQ trading days prior to the NASDAQ trading day immediately prior to March 31, 2017, as reported by Bloomberg L.P. (the “Per Share Value”). The Company will receive a number of shares of Common Stock equal to up to 19.9% of the issued and outstanding shares of Common Stock of PhotoMedex immediately prior to the initial closing of the first contribution. Any balance of the shares will be paid in shares of PhotoMedex’s Preferred Stock, which will be convertible into Common Stock subject to the approval of PhotoMedex stockholders in accordance with the applicable rules of NASDAQ.

Also at the initial closing, PhotoMedex will assume the liabilities associated with the initial contributed interests.

Subsequent Contributions

Pursuant to the Agreement, the Company has also agreed to contribute to PhotoMedex its interests in certain properties located in Texas and in Antigua, provided that certain conditions set forth in the Agreement are satisfied by December 31, 2017. These interests include the Company’s ownership interest in a hotel located in Amarillo, Texas that is currently undergoing renovations to convert to a Wyndham Garden Hotel. Prior to contributing these interests, the Company will be obligated to resolve a lawsuit concerning ownership of the Amarillo property. In addition, the Company has agreed to contribute to PhotoMedex its rights in two development properties in Antigua which are planned for resort development. Subject to the entry into relevant agreements with respect thereto, the Company expects to obtain a 75% interest in such properties, with the government of Antigua and Barbuda owning a 25% interest. In exchange for these interests, and provided that the conditions for the contributions have been satisfied, PhotoMedex will issue shares of its Common Stock to the Company. Assuming that both the Texas and the Antigua interests are contributed to PhotoMedex, the number of shares of Common Stock to be issued will be determined by dividing $20 million by the Per Share Value. The contributions of the foregoing interests are not interdependent; the interests may be transferred at different times, on or prior to December 31, 2017.

Optional Contribution

The Company has the option, at its discretion, to contribute its interests in either or both of two additional properties to PhotoMedex if certain conditions as set forth in the Agreement are satisfied by December 31, 2017. These properties consist of development properties in South Carolina and in Baja California, Mexico. The Company does not currently have rights to either of these properties. Subject to the Company obtaining such rights, and to the satisfaction of the other conditions set forth in the Agreement, including the commitment by the Company to pay $66.5 million in connection with the development of these properties, PhotoMedex will issue to the Company a number of shares of Common Stock, determined by dividing $86,450,000 by the Per Share Value. In addition, PhotoMedex will issue to the Company a five (5) year warrant (the “Warrant”) to purchase up to 25,000,000 shares of Common Stock at an exercise price of $3.00 per share, which Warrant would vest upon the achievement of various milestones specified in the Agreement. The number of shares of Common Stock underlying the Warrant and the exercise price of the Warrant will be equitably adjusted in the event of a stock split, stock combination, recapitalization or similar transaction.

Voting Agreement

On March 31, 2017, in connection with its entry into the Agreement, the Company entered into a Shareholder Voting Support and Confidentiality Agreement (the “Voting Agreement”) with certain holders of securities of PhotoMedex, pursuant to which such security holders agreed, among other things, to vote in favor of the adoption of the Agreement and the transactions contemplated thereby and in favor of the approval of the number of shares or voting power to be issued or granted by PhotoMedex to the Company or its shareholders or affiliates pursuant to the Agreement.

Other Matters Related to the Agreement

The Agreement is subject to the usual pre- and post-closing representations, warranties and covenants, and restricts the Company’s conduct in certain respects that may affect its ability to deal with the interests to be transferred to PhotoMedex or the Company’s conduct of its affairs between the signing and December 31, 2017.

At each of the closings referred to above, PhotoMedex will assume certain liabilities of the Company and its affiliates related to the interests being transferred. Following the closings, the Company expects to consider the distribution of certain of the shares of Common Stock it receives to the partners of First Capital Real Estate Operating Partnership, L.P. and to the shareholders of First Capital Real Estate Trust Incorporated, subject to appropriate corporate and other approvals and to compliance with all federal and state securities and tax laws and other applicable laws and regulations. PhotoMedex is not qualified as a real estate investment trust (a “REIT”) and may not ever qualify as a REIT in the future.

Following the Initial Closing, Suneet Singal, the Chief Executive Officer of the Company, is expected to be designated as Chief Executive Officer of PhotoMedex. Mr. Singal will continue to serve as Chief Executive Officer of the Company following the Initial Closing.

There can be no assurance that any or all of the transactions contemplated by the Agreement will be consummated, or that the transactions will be consummated in the form currently set forth in the Agreement, which may be amended by the parties or terminated on certain conditions.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement and the exhibits thereto filed herewith, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and to the Voting Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, both of which agreements are incorporated by reference herein.

Neither the Company nor any of its officers or directors has any material relationship with PhotoMedex or any of its subsidiaries, or with any director or officer thereof.

Item 8.01. Other Events

On March 31, 2017, the Company issued a press release announcing the execution of the Agreement; a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Interest Contribution Agreement, dated as of March 31, 2017.
10.2	Shareholder Voting Support and Confidentiality Agreement, dated as of March 31, 2017
99.1	Press Release, dated as of March 31, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein, and any statements of representatives and partners of First Capital Real Estate Trust Incorporated or its affiliates (collectively, the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the planned acquisitions of interests in certain properties) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: April 3, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer